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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


                           ANNUAL REPORT ON FORM 10-K


The undersigned director of Baxter International Inc., a Delaware corporation ("the Company"), which proposes to file with the Securities and Exchange Commission its annual report on Form 10-K for year ended December 31, 1995, pursuant to the Securities Exchange Act of 1934, as approved by the Company's principal executive and financial officers and controller, hereby appoints Vernon R. Loucks Jr. for him/her and in his/her name as a director to be his/her lawful attorney-in-fact, with full power (i) to sign and file with the Securities and Exchange Commission the proposed report and (ii) to perform every other act which said attorney-in-fact may deem necessary or proper in connection with such report.


                                             /S/ Silas S. Cathcart

                                             /S/ Pei-yuan Chia

                                             /S/ John W. Colloton

                                             /S/ Susan Crown

                                             /S/ Mary Johnston Evans

                                             /S/ Frank R. Frame

                                             /S/ David W. Grainger

                                             /S/ Martha R. Ingram

                                             /S/ Lester B. Knight

                                             /S/ Harry M. Jansen Kraemer, Jr.

                                             /S/ Arnold J. Levine, Ph.D.

                                             /S/ Georges C. St. Laurent, Jr.

                                             /S/ Monroe E. Trout, M.D.

                                             /S/ Fred L. Turner

Dated:  As of March 18, 1996

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